ATEC GROUP, INC.
                                 90 Adams Avenue
                            Hauppauge, New York 11788

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 15, 1998

To the Stockholders of ATEC Group, Inc.:

      You are cordially invited to attend the Annual Meeting of Stockholders of ATEC Group, Inc. ("Company"), a Delaware corporation, to be held at the Huntington Hilton, Melville, New York on Tuesday, December 15, 1998, at 10:00 a.m. local time, for the following purposes:

            1. To elect four members to the Board of Directors of the Company to serve until their respective successors are elected and qualified;

            2. To ratify the selection by the Company of Weinick Sanders Leventhal & Co., LLP, independent public accountants, to audit the financial statements of the Company for the year ending June 30, 1999;

            3. To increase the number of authorized shares issuable pursuant to the Company's 1997 Stock Option Plan; and

            4. To transact such other matters as may properly come before the meeting or any adjournment thereof.

      Only stockholders of record at the close of business on November 16, 1998 (the "Record Date"), are entitled to notice of and to vote at the meeting.

      A proxy statement and proxy are enclosed herewith. If you are unable to attend the meeting in person you are urged to sign, date and return the enclosed proxy promptly in the enclosed addressed envelope which requires no postage if mailed within the United States. If you attend the meeting in person, you may withdraw your proxy and vote your shares. Also enclosed herewith is the Company's 1998 Annual Report for the fiscal year ended June 30, 1998.

                                            By Order of the Board
                                            of Directors

                                            Ashok Rametra, Secretary

East Northport, New York
November ___, 1998

PRELIMINARY PROXY STATEMENT

                                ATEC GROUP, INC.
                                 90 Adams Avenue
                            Hauppauge, New York 11788

                                  INTRODUCTION

      This proxy statement is furnished in connection with the solicitation of proxies for use at the annual meeting (the "Annual Meeting") of stockholders of ATEC Group, Inc. ("Company"), to be held on Tuesday, December 15, 1998, and at any adjournments thereof. The accompanying proxy is solicited by the Board of Directors of the Company and is revocable by the stockholder by notifying the Company's secretary at any time before it is voted, or by voting in person at the Annual Meeting. This proxy statement and accompanying proxy will be distributed to stockholders beginning on or about November 20, 1998. The principal executive offices of the Company are located at 90 Adams Avenue, Hauppauge, New York 11788, telephone (516) 231-2831.

                      OUTSTANDING SHARES AND VOTING RIGHTS

      Only stockholders of record at the close of business on November 16, 1998, are entitled to receive notice of, and vote at the Annual Meeting. As of November 16, 1998, the number and class of stock outstanding and entitled to vote at the meeting was _____________ shares of Common Stock, par value $.01 per share ("Common Stock"), ______ shares of Series A Preferred Stock, ______ shares of Series B Preferred Stock and ________ shares of Series C Preferred Stock. The Company's Common Stock and Preferred Stock are hereinafter collectively referred to as the Shares. Each share of Common Stock and each share of Preferred Stock is entitled to one vote on all matters. Accordingly, as of the record date the Company has securities representing _____________ votes outstanding. No other class of securities will be entitled to vote at the meeting. There are no cumulative voting rights.

      The nominees receiving the highest number of votes cast by the holders of the Shares will be elected as the Company's directors and constitute the entire Board of Directors of the Company. The affirmative vote of at least a majority of the Shares represented and voting at the Annual Meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is necessary for approval of Proposal Nos. 2 and 3. A quorum is representation in person or by proxy at the Annual Meeting of a majority of the outstanding Shares of the Company.

                            PROPOSALS TO SHAREHOLDERS

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

      Each nominee to the Board of Directors will serve until the next Annual Meeting of stockholders, or until his earlier resignation, removal from office, death or incapacity.

      Unless otherwise specified, the enclosed proxy will be voted in favor of the election of Surinder Rametra, Ashok Rametra, George D. Eagan and David C. Reback. Information is furnished below with respect to all nominees.

      The following information with respect to the principal occupation or employment of the nominees, the name and principal business of the corporation or other organization in which such occupation or employment is carried on and other affiliations and business experience during the past five years has been furnished to the Company by the respective nominees:

SURINDER RAMETRA was appointed the Chief Executive Officer and Chairman of the Board of the Company in June 1994, and President in February 1998. From 1982 to June 1994, Mr. Rametra has been the chief executive officer of one of the Company's subsidiaries, engaged in the sale of computer hardware and software primarily to business users. Mr. Rametra received a Bachelor of Science Degree from the Punjab Engineering College, India and a Masters of Science Degree in Engineering from the University of I.I.T., India in 1965 and 1969 respectively. In 1976 Mr. Rametra received a Masters of Business Administration Degree in Finance from New York University. Mr. Rametra and Ashok Rametra are brothers.

ASHOK RAMETRA was appointed Treasurer, Chief Financial Officer and Director of the Company in June 1994. From June 1994 to March 1995 Mr. Rametra also served as the Company's president. From 1987 to the present, Mr. Rametra has been the president of a subsidiary of the Company, engaged in the retail sale of computer hardware and software primarily to business users. Mr. Rametra received a Bachelor of Science Degree from St. Johns University in accounting in 1980. Mr. Rametra and Surinder Rametra are brothers.

GEORGE D. EAGAN has been nominated as a Director by the Board of Directors. Since 1996, Mr. Eagan has been President of Eagan Associates, Ltd. and, from 1996 to 1997, a Vice President of Sales for Bluestone Capital Partners, both venture capital firms. From 1995 to 1996, Mr. Eagan served as Director of Sales at Mosaic Information Technologies. From 1994 to 1995, Mr. Eagan was Vice President at Fidelity Investments in Boston, Massachusetts. From 1991 to 1994, Mr. Eagan was an investment representative with Alex, Brown & Sons, and from 1981 to 1991 he was assistant vice president at Merrill Lynch Pierce Fenner & Smith. Mr. Eagan graduated with a Bachelor of Science in Business Administration/Management from Alfred University, and an MBA in Finance from McGill University.

DAVID C. REBACK has been nominated as a Director by the Board of Directors. Since 1969, Mr. Reback is a partner with Reback & Potash, LLP, a law firm specializing in litigation, appellate matters and real estate. In 1963, Mr. Reback received a B.A. from Syracuse University, and in 1965 he received a law degree from Syracuse University College of Law.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" ALL FOUR OF THE ABOVE-NAMED NOMINEE DIRECTORS OF THE COMPANY.

                                   MANAGEMENT

      The following table sets forth the names and ages of all current and nominated officers and directors of the Company and the position in the Company held or to be held by them:

Name                  Age         Position
----                  ---         --------

Surinder Rametra      58          Chairman of the Board
                                  Chief Executive Officer and President

Ashok Rametra         44          Treasurer, Chief Financial Officer
                                  and Director

George Eagan          41          Director

David C. Reback       56          Director

SURINDER RAMETRA was appointed the Chief Executive Officer and Chairman of the Board of the Company in June 1994 and President in February 1998. From 1982 to June 1994, Mr. Rametra has been the chief executive officer of one of the Company's subsidiaries, engaged in the sale of computer hardware and software primarily to business users. Mr. Rametra received a Bachelor of Science Degree from the Punjab Engineering College, India and a Masters of Science Degree in Engineering from the University of I.I.T., India in 1965 and 1969 respectively. In 1976 Mr. Rametra received a Masters of Business Administration Degree in Finance from New York University. Mr. Rametra and Ashok Rametra are brothers.

ASHOK RAMETRA was appointed Treasurer, Chief Financial Officer and Director of the Company in June 1994. From June 1994 to March 1995 Mr. Rametra also served as the Company's president. From 1987 to the present, Mr. Rametra has been the president of a subsidiary of the Company, engaged in the retail sale of computer hardware and software primarily to business users. Mr. Rametra received a Bachelor of Science Degree from St. Johns University in accounting in 1980. Mr. Rametra and Surinder Rametra are brothers.

GEORGE D. EAGAN was appointed a Director by the Board of Directors in June 1997. Since 1996, Mr. Eagan has been President of Eagan Associates, Ltd. and, from 1996 to 1997, Vice President of Sales for Bluestone Capital Partners, both venture capital firms. From 1995 to 1996, Mr. Eagan served as Director of Sales at Mosaic Information Technologies. From 1994 to 1995, Mr. Eagan was Vice President at Fidelity Investments in Boston, Massachusetts. From 1991 to 1994, Mr. Eagan was an investment representative with Alex, Brown & Sons, and from 1981 to 1991 he was assistant vice president at Merrill Lynch Pierce Fenner & Smith. Mr. Eagan graduated with a Bachelor of Science in Business Administration/Management from Alfred University, and an MBA in Finance from McGill University.

DAVID C. REBACK was appointed a Director by the Board of Directors in June 1997. Since 1969, Mr. Reback is a partner with Reback & Potash, LLP, a law firm specializing in litigation, appellate matters and real estate. In 1963, Mr. Reback received a B.A. from Syracuse University, and in 1965 he received a law degree from Syracuse University College of Law.

                     INFORMATION CONCERNING BOARD MEETINGS

      The Board of Directors met six times during the last fiscal year. All of the incumbent directors attended at least 75% of such meetings.

                 INFORMATION CONCERNING COMMITTEES OF THE BOARD

      The Board of Directors has established an Audit Committee, an Operation and Control Committee and a Stock Option Committee. The Audit Committee is comprised of George Eagan and David Reback. The Operations Control Committee is comprised of Ashok Rametra. Mr. Rametra has appointed Irvin Gulati to assist him in improving existing operations on behalf of the Company. The Stock Option Committee is also comprised of Ashok Rametra. James Charles, a company consultant provides advisory services to this committee. The committee formulates stock option programs.

      The above mentioned committees met six times during the last fiscal year. All of the committee members attended at least 75% of such meetings.

ITEM 11. EXECUTIVE COMPENSATION

      The Company's Summary Compensation Table for the years ended June 30, 1998, 1997 and 1996 is provided herein. This table provides compensation information on behalf of the Company's existing officers and directors.

                           SUMMARY COMPENSATION TABLE

                For the Years Ended June 30, 1998, 1997 and 1996
                       Annual Compensation Awards Payouts

                                  Year                               Compen-     Options/       LTIP
Name              Position        Ended       Salary($)    Bonus($)  sation($)    SARs         Payouts
----              --------        -----       ---------    --------  ---------   -------       --------
Surinder Rametra  CEO and         6/30/98     $170,020               14,430(1)     NONE         NONE
                  President       6/30/97     $160,680                6,737(4)     NONE         NONE
                                  6/30/96     $156,000                5,680(7)     NONE         NONE


Ashok Rametra      CFO            6/30/98     $170,000               14,077(2)     NONE         NONE
                                  6/30/97     $150,020               19,372(5)     NONE         NONE
                                  6/30/96     $150,020                6,508(8)     NONE         NONE


Balwinder Singh
 Bathla           President(11)   6/30/98     $170,000               11,221(3)     NONE         NONE
                                  6/30/97     $158,216               20,806(6)     100,000(10)  NONE
                                  6/30/96     $135,000               51,723(9)     NONE         NONE

(1)   Major Medical $6,372, Leased Auto $8,058
(2)   Major Medical $4,380, Leased Auto $9,697
(3)   Major Medical $5,196, Leased Auto $6,025
(4)   Major Medical $6,737
(5)   Major Medical $4,727, Leased Auto $4,645, Interest Income 10,000
(6) Major Medical $4,776, Life Insurance $6,600, Rent Income $5,400, Interest Income $4,030
(7)   Major medical $5,680
(8)   Major medical $3,799, Leased Auto $2,710
(9)   Major medical $4,465, Leased Auto $9,000, Interest income $38,258
(10) In December 1996, the Company issued to Mr. Bathla options to purchase an aggregate of 100,000 shares of common stock exercisable at $3.75 per share through December 2006.
(11) Mr. Bathla resigned as President in February 1998, and as a director in August 1998.

      Year End Option Table. The following table sets forth certain information regarding the stock options held as of June 30, 1998 by the individuals named in the above Summary Compensation Table.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUE

                                                          Securities Underlying              Value of Unexercised
                                                          Unexercised Options at             In-the-Money-Options
                                                            Fiscal Year End(#)              at Fiscal Year End (4)
                   Shares Acquired   Value             ---------------------------------------------------------------
Name               on exercise (#)   Realized($)       Exercisable    Unexercisable     Exercisable      Unexercisable
----               ---------------   -----------       -----------    -------------     -----------      -------------
Balwinder Singh
 Bathla (1)               0              0              124,000            0              $61,690              0

Surinder Rametra (2)      0              0              507,000            0              $5,233               0

Ashok Rametra (3)         0              0              10,000             0              $7,475               0

(1) Represents options to acquire: (I) 100,000 shares at $3.75 per share exercisable through December 19, 2006; and (ii) 24,000 shares at $3.44 per share exercisable through August 8, 2007. Mr. Bathla resigned as President in February 1998 and as a director of the Company in August 1998.
(2) Represents options to acquire: (I) 500,000 shares at $5.00 per share exercisable through March 2008; and (ii) 7,000 shares at $3.44 per share exercisable through August 8, 2007.
(3) Represents options to acquire 10,000 shares at $3.44 per share exercisable through August 8, 2007.
(4) Computation based on $4.1875 which was the June 30, 1998 closing price for the Common Stock.

      Option Grant Table. The following table sets forth certain information regarding the stock options granted during the fiscal year ended June 30, 1998 by the Company to the individuals named in the above Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                      % of Total
                                      Options
                                      Granted to
                                      Employees in   Exercise Price   Expiration
Name                    Granted (#)   Fiscal Year    $ / Share        Date
----                    -----------   -----------    ---------        ----
Balwinder Singh
 Bathla                 24,000         < 1%          $3.44            2007
Surinder Rametra        500,000        7.7%          $5.00            2008
Surinder Rametra        7,000          < 1%          $3.44            2007
Ashok Rametra           10,000         < 1%          $3.44            2007

Compensation of Directors

      Directors do not receive compensation for attendance at meetings of the Board of Directors. All directors are entitled to reimbursement of reasonable travel and lodging expenses related to attending meetings of the Board of Directors.

401(K) Plan

      The Company has a 401(k) deferred compensation plan to which the Company may make discretionary contributions. The Company made a contribution to its plan amounting to approximately $30,000 for the year ended June 30, 1998.

                                PERFORMANCE GRAPH

                Total Shareholder Returns - Dividends Reinvested

                                                       Annual Return Percentages

                                                             Years Ending

Company/Index Name         June 93    June 94     June 95     June 96    June 97
================================================================================
ATEC GROUP INC.            (44.83)    (77.35)     (86.20)     (8.72)     (46.63)
S&P SMALLCAP 600 INDEX       2.54       1.87       20.36      26.01       21.69
PEER GROUP                  (7.38)      2.83       69.26      48.27      (18.16)

                                                      Indexed\Cumulative Returns

                                                             Years Ending

                         Base
                         Period   Return    Return    Return    Return   Return
Company/Index Name       2/12/93  June 93   June 94   June 95   June 96  June 97
================================================================================
ATEC GROUP INC.          100       55.17     12.50      1.72      1.57     0.84
S&P SMALLCAP 600 INDEX   100      102.54    104.45    125.72    158.43   192.79
COMPUTER (SOFTWARE &     100       92.62     95.24    161.20    239.02   195.62
SVCE)   - SMALL

      Please note that S&P has added a history to the Computer (Software & Services) Small Index starting in 1995. The periods ending 1993 and 1994 are calculated using the peer group population.
================================================================================

                              Security Ownership of
                    Certain Beneficial Owners and Management

      The following table sets forth as of September 30, 1998 certain information with respect to the beneficial ownership of the Company's voting securities by (I) any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") known by the Company to be the beneficial owner of more than 5% of the Company's voting securities, (ii) each director of the Company, (iii) each executive officer named in the Summary Compensation table appearing herein, and (iv) all executive officers and directors of the Company as a group. The table also sets forth the respective general voting power of such persons taking into account the voting power of the Common Stock and the Preferred Stock combined.

Name and Address                          Amount and Nature
of Beneficial                             of Beneficial           Percentage of
Owner                                     Ownership of            Voting Stock
Outstanding                               Common Stock            Outstanding(1)
-----------                               ------------            --------------

Ashok Rametra(2)                          677,045                 9.4%
1762 Central Avenue
Albany, NY  12205

Surinder Rametra(3)                       1,212,801               15.9%
90 Adams Avenue
Hauppauge, NY 11788

George Eagan (4)                          5,000                   **
C/O 90 Adams Avenue
Hauppauge, NY  11788

David Reback (5)                          5,000                   **
C/O 90 Adams Avenue
Hauppauge, NY  11788

Balwinder Singh Bathla(6)                 497,454                 6.9%
143 West 29th Street
New York, NY 10001

Rajnish Rametra (7)                       413,070                 5.8%
90 Adams Avenue
Hauppauge, NY 11788

Frank Dozal(8)                            793,800                 10.1%
745 East Wiggins St.
Superior, CO 80027

Rita Dozal(9)                             793,800                 10.1%
745 East Wiggins St.
Superior, CO 80027

Carl Jones(10)                            1,574,200               18.3%
8288 South Jasmine Ct.
Englewood, CO  80112

All directors and (2)(3)(4)(5)            1,899,846               24.9%
executive/officers as
a group (4 persons)

----------------
**    Less than 1%

(1) Computed based upon a total of 6,764,460 shares of Common Stock, 12,213 shares of Series A Preferred Stock, 1,458 shares of Series B Preferred Stock and 330,731 shares of Series C Preferred Stock. Each share is Common Stock and Preferred Stock possess one vote per share. Accordingly, the foregoing represents an aggregate of 7,109,380 votes.
(2) Represents (i) 279,949 shares of common stock held by Mr. Rametra; (ii) 387,096 shares of common stock held by Mr. Rametra's spouse and children; and (iii) stock options for the purchase of 10,000 shares of the common stock. Mr. Rametra disclaims beneficial ownership of shares of the Company's securities owned by other members of the Rametra family.
(3) Represents (i) 440,140 shares of common stock held by Mr. Rametra; (ii) 265,661 shares held by Mr. Rametra's spouse; and (iii) stock options for the purchase of 507,000 shares of common stock. Mr. Rametra disclaims beneficial ownership of shares of the Company's securities owned by other members of the Rametra family including independent children.
(4)   Represents stock options for the purchase of 5,000 shares of common stock.
(5)   Represents stock options for the purchase of 5,000 shares of common stock.
(6) Represents (i) 272,744 shares of common stock held by Mr. Bathla; (ii) 60,000 shares held by American Century Mortgage of which Mr. Bathla is the sole shareholder; (iii) 40,710 shares held by Charanjit Sidhu, his wife; and (iv) stock options for the purchase of 124,000 shares of common stock. Mr. Bathla disclaims beneficial ownership of shares of the Company owned by other members of his family. Mr. Bathla resigned as an officer and director of the Company in August 1998.
(7) Represents (i) 203,620 shares of common stock; (ii) an aggregate of 185,450 shares by his spouse and children; and (iii) stock options for the purchase of 24,000 shares of common stock. Mr. Rametra disclaims beneficial ownership of shares of the Company owned by other members of the Rametra family.
(8) Represents (i) 56,700 shares of common stock; and (ii) stock options for the purchase of 737,100 shares of common stock.
(9) Represents (i) 56,700 shares of common stock; and (ii) stock options for the purchase of 737,100 shares of common stock.
(10) Represents (i) 100,000 shares of common stock; and (ii) stock options for the purchase 1,474,200 shares of common stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In June, 1996, the Company acquired 100% of the outstanding capital stock of Innovative Business Micros, Inc. ("Innovative"), a computer integrator located in Long Island. Innovative was formerly owned by Surinder Rametra and Ashok Rametra, the Company's principal executive officer and principal financial officer respectively, and Rajnish Rametra the brother of Surinder and Ashok. The consideration for the acquisition was the issuance by the Company of an aggregate of 4,900,000 shares of the Company's Common Stock to the former shareholders of Innovative. The terms of the acquisition were not negotiated in an arms-length manner and there can be no assurance that an unaffiliated company would have paid less consideration for Innovative than paid by the Company. The Acquisition was accounted for as a pooling of interest.

      In January 1997, the Company issued options to purchase 700,000 shares of Common Stock to the former shareholders of Cony Computer Systems, Inc. and American Computer Systems, Inc., both wholly owned subsidiaries of the Company, in consideration for amending certain purchase and employment agreements, thereby eliminating any future performance payments.

      All transactions between the Company and its subsidiaries were eliminated through inter-company elimination on the Company's financial statements.

                                     LOANS

                           6/30/98    6/30/97   6/30/96     Interest    Maturity
Lender                     Amount     Amount    Amount      Rate        Date
------                     -------    -------   -------     --------    --------
Balwinder Singh Bathla     $2,967     $2,967    $228,322    10%         6/30/98
Rajnish Rametra            $  --      $  --     $500,000    10%         6/30/98
Ashok Rametra              $  --      $  --     $150,000    10%         6/30/98

      During the year ended June 30, 1998, Balwinder Singh Bathla advanced the Company $2,967. The advance bears interest at the rate of 10% per annum.

      MCS's office  located in Albany,  New York, is leased  pursuant to a lease expiring in June 2003. The lease requires annual rental payments of approximately $108,192 plus all expenses and taxes attributable to the operation of the premises. This facility is leased from 1762 Central Avenue Realty Associates (a partnership) controlled by Surinder Rametra and Ashok Rametra, Officers and Directors of the Company.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

      Based solely upon a review of Forms 3, 4 and 5 furnished to the Company during its most recent fiscal year, the Company believes that there were no
Section 16(a) reports filed untimely during the Company's year ended June 30, 1998.

                                 PROPOSAL NO. 2

                     RATIFICATION OF SELECTION OF AUDITORS

      The Board of Directors has appointed the firm of Weinick Sanders Leventhal & Co., LLP ("WSL") as independent auditors of the Company for fiscal year 1999 subject to ratification by the stockholders. WSL has served as the Company's independent auditors since April 18, 1996.

      Audit services expected to be performed by WSL during fiscal year 1999 will consist of the audit of financial statements of the Company and its wholly owned subsidiaries. It is anticipated that a representative of WSL will be present at the Annual Meeting and will be given an opportunity to make a statement if he so desires and to respond to appropriate questions.

      The affirmative vote of at least a majority of the shares represented and voting at the Annual Meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is necessary for approval of Proposal No. 2. Under Delaware law, there are no rights of appraisal or dissenter's rights which arise as a result of a vote to ratify the selection of auditor's.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                                 PROPOSAL NO. 3

                   RATIFICATION OF INCREASE IN THE NUMBER OF
                   AUTHORIZED SHARES ISSUABLE PURSUANT TO THE
                             1997 STOCK OPTION PLAN

General

      On November 13, 1998, the Board of Directors ("Board" or "Board of Directors") of the Company approved an increase in the authorized number of shares of common stock issuable pursuant to the 1997 Stock Option Plan ("Plan"). The Plan is intended to comply with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended. Approval of such an increase in the Plan is subject to the ratification by the shareholders at the Annual Meeting. The Plan currently provides for the issuance of up to 1,200,000 employee stock options ("Stock Options" or "Options"). The Board approved an increase in authorized number of shares of common stock to provide for the issuance of 2,500,000 employee stock options.

      The class of employees eligible for participation in the Plan consist of the Company's (including subsidiaries) employees, key consultants and professionals, and non-employee directors. Once the Plan has been approved by the Shareholders, the Board of Directors has the ability to allocate the Options among the various eligible employees at the Board's discretion except to the extent that the Company has previously entered into employment agreements with such employees providing for the issuance of the Options.

      The Plan provides for the grant of both incentive and non-statutory Stock Options. Incentive Stock Options ("Incentive Stock Options") granted under the Plan are intended to qualify as "Incentive Stock Options" within the meaning of
Section 422 of the Internal Revenue Code ("Code"). Non-statutory Stock Options ("Non-statutory Stock Options") granted under the Plan are not intended to qualify as Incentive Stock Options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of Incentive and Non-statutory Stock Options. The Plan also authorizes the issuance of stock appreciation rights to eligible parties.

      The Board of Directors believes that its ability to grant Options under the Plan will advance the interests of the Company by strengthening its ability to attract and retain in its employ people of desired training, experience and ability, and to furnish additional incentives to its eligible employees upon whose judgment, initiative and efforts the Company is largely dependent for the successful conduct of its operations.

                            STOCKHOLDERS' PROPOSALS

      It is anticipated that the Company's 1999 Annual Meeting of Stockholders will be held in December 1999. Stockholders who seek to present proposals at the Company's next Annual Meeting of Stockholders must submit their proposals to the Secretary of the Company on or before June 1, 1999.

                                    GENERAL

      Unless contrary instructions are indicated on the proxy, all shares of Common Stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR Proposal Nos. 1, 2 and 3.

      The Board of Directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of Common Stock represented by the proxies in accordance with their judgment on such matters. If a stockholder specifies a different choice on the proxy, his or her shares of Common Stock will be voted in accordance with the specification so made.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE PREPAID ENVELOPE PROVIDED, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

                                 By Order of the Board of Directors,

                                 Ashok Rametra, Secretary

Hauppauge, New York
November ___, 1998

                                ATEC GROUP, INC.
          Annual Meeting of Stockholders -- Tuesday, December 15, 1998

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Surinder Rametra with power of substitution, as proxy to represent the undersigned at the Annual Meeting of Stockholders to be held at the Huntington Hilton, Melville, New York, on Tuesday, December 15, 1998 at 10:00 a.m. local time and at any adjournment thereof, and to vote the shares of stock the undersigned would be entitled to vote if personally present, as indicted on the reverse side hereof.

      The shares represented by the proxy will be voted as directed. If no contrary instruction is given, the shares will be voted FOR Proposal Nos. 2, 3 and for the election of Surinder Rametra, Ashok Rametra, George Egan and David
C. Reback as directors.

Please mark boxes in blue or black ink.

1.    Proposal No. 1 - Election of Directors.

      Nominees:  Surinder  Rametra,  Ashok  Rametra,  George Egan,  and David C.
      Reback.

                         AUTHORITY
           FOR           withheld
           all          as to all
         nominees        nominees
          -----           -----
          |   |           |   |
          -----           -----

      For, except authority withheld as to the following nominee(s):

      ______________________________________________________________________

2. Proposal No. 2 for ratification of the selection of Weinick Sanders Leventhal & Co., LLP as the independent auditors of the Company.

                     FOR             AGAINST           ABSTAIN
                    -----             -----             -----
                    |   |             |   |             |   |
                    -----             -----             -----

3. Proposal No. 3 for the increase in authorized shares issuable pursuant to the Company's 1997 Stock Option Plan.

                     FOR             AGAINST           ABSTAIN
                    -----             -----             -----
                    |   |             |   |             |   |
                    -----             -----             -----

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

(Please date, sign as name appears at left, and return promptly. If the stock is registered in the name of two or more persons, each should sign. When signing as Corporate Officer, Partner, Executor,

Administrator, Trustee, or Guardian, please give full title. Please note any change in your address alongside the address as it appears in the Proxy.

Dated:__________________

                                               _________________________________
                                               (Signature)

                                               _________________________________
                                               (Print Name)

SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE